Exhibit 10.48
THIS DEED OF AMENDMENT is made the 7th day of February 2006 BETWEEN APPLIED MATERIALS IRELAND LIMITED whose registered office is situated at 1 Gardner House, Wilton Place, Dublin 2 (hereinafter called “the Company”) of the one part AND MERCER TRUSTEES LIMITED whose registered office is situated at Oyster Point, Temple Road, Blackrock, Co. Dublin (hereinafter called “the Trustees”) of the other part.
WHEREAS :
(A)	This Deed is supplemental to a resolution of the Board of Directors of the Company passed on the 31st day of May 1996 and a Trust Deed dated the 3rd day of July 1996 (hereinafter called “the Deed”) with rules scheduled thereto (hereinafter called “the Rules”) whereby the Company established ‘The Applied Materials Profit Sharing Scheme’ (hereinafter called “the Scheme”) as an employees’ share scheme for approval by the Revenue Commissioners in accordance with Chapter IX of Part 1 and the Third Schedule of the Finance Act 1982 now Chapter 1 of Part 17 and Schedule 11 of the Taxes Consolidation Act, 1997 (hereinafter called “the Act”) and;

(B)	The Trustees are the present trustees of the Scheme.

(C)	It is provided in Clause 20 of the Deed that the Company may with the concurrence of the Trustees modify, alter, amend or extend all or any of the provisions of the Deed.

(D)	The Company with the concurrence of the Trustees is desirous of amending the Deed as hereinafter provided.
NOW THIS DEED WITNESSETH as follows:
The parties hereto in pursuance of the aforesaid desire and in exercise of the power for this purpose conferred upon them by the Trust Deed and of every and any other power enabling them in this behalf HEREBY AMEND the Deed as follows:
1.	Clause 20 of the Deed is hereby deleted and replaced with the following:

20(a)	THE Company with the consent of the Trustees such consent not to be unreasonably withheld may at any time and from time to time modify, alter, amend or extend this Deed and/or the Rules by deed supplemental hereto (such modification, alteration, amendment or extension being referred to in this Clause as an “amendment”) provided that:
(i)	no amendment shall alter to the disadvantage of a Participant his rights in respect of any Scheme Shares appropriated before the date of such amendment without his consent;

(ii)	no amendment shall be made which would or might infringe any rule against perpetuities or which could result in the Scheme ceasing to be an employees’ share scheme;

(iii)	no amendment shall take effect unless the written approval of the Revenue Commissioners to the Scheme as amended thereby shall first have been obtained in accordance with paragraph 5(2) of Schedule 11 to the Act.
(b)	The Directors may, by resolution, subject to sub-paragraph (ii) of this Clause and without otherwise obtaining the prior approval thereto of any other person but after consulting the Trustees, modify or alter or amend the Scheme in any way which may be necessary in order to secure the initial approval of the Scheme by the Revenue Commissioners under Chapter 1 of Part 17 and Schedule 11 to the Act or maintain the same.
(c)	Any amendment made in accordance with the provisions of this Clause shall be binding upon all persons from time to time interested in the

Scheme including any company which from time to time is or becomes bound by this Deed.

IN WITNESS WHEREOF this Deed was duly executed by the parties hereto the day and year first above written.
PRESENT when the Common Seal
of APPLIED MATERIALS IRELAND LIMITED
was affixed hereto:

/s/ Linda Richardson	Director

/s/ Brent Gammon	Director/Secretary
PRESENT when the Common Seal
of MERCER TRUSTEES LIMITED
was affixed hereto:

/s/ Patrick Burke	Director

/s/ Tom Molloy	Director

Dated this 7th day of February 2006
APPLIED MATERIALS IRELAND LIMITED
one part
MERCER TRUSTEES LIMITED
other part
DEED OF AMENDMENT
THE APPLIED MATERIALS PROFIT SHARING SCHEME